UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2004

UNITED INDUSTRIAL CORPORATION

 (Exact name of registrant as specified in its charter)

DELAWARE	1-4252	95-2081809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

124 INDUSTRY LANE, HUNT VALLEY, MD		21030
(Address of principal executive offices)		(Zip Code)

(410) 628-3500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On September 15, 2004, the Registrant and AAI Corporation, a Maryland corporation and wholly owned subsidiary of the Registrant (“AAI Corporation”) entered into an Indenture with U.S. Bank National Association, as trustee that provides for the issuance of the Registrant’s 3.75% Convertible Senior Notes due 2024 (the “Notes”).  A copy of the Indenture is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

On September 15, 2004, the Registrant and AAI Corporation entered into a Registration Rights Agreement with UBS Securities LLC and the other initial purchaser named in the Purchase Agreement, dated September 9, 2004 among the Registrant, AAI Corporation and the initial purchasers, for whom UBS Securities LLC is acting as representative.  The Registration Rights Agreement provides the holders of the Notes and the shares of common stock issuable upon conversion of the Notes with certain registration rights.  A copy of the Registration Rights Agreement is attached as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01.  Other Events.

On September 15, 2004, the Registrant issued a press release announcing that it had closed a private offering of $120 million aggregate principal amount of its Notes, which includes $20 million aggregate principal amount of its Notes issued pursuant to an option granted to the initial purchasers by the Company.  A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1                           Indenture dated as of September 15, 2004 by and among the Registrant, AAI Corporation and U.S. Bank National Association, as trustee.

10.2                           Registration Rights Agreement dated as of September 15, 2004 by and among the Registrant and AAI Corporation, and UBS Securities LLC and the other initial purchaser named in the Purchase Agreement, dated September 9, 2004 among the Registrant, AAI Corporation and the initial purchasers, for whom UBS Securities LLC is acting as representative.

99.1                           Press release dated September 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Industrial Corporation

	By:	/s/ Jonathan A. Greenberg
Jonathan A. Greenberg
Vice President, General Counsel and Secretary

Date: September 16, 2004